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                                                                    EXHIBIT 24.6

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Rent-A-Center, Inc., a Delaware corporation (the "COMPANY"), hereby constitutes and appoints Mark E. Speese and Robert D. Davis, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statements listed below, and to file the same, with all exhibits and supplements thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

(g)      Registration Statement on Form S-8 (Registration No. 333-62582)

(h)      Registration Statement on Form S-8 (Registration No. 333-32296)

(i)      Registration Statement on Form S-3 (Registration No. 333-77985)


         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed effective as of the 12th day of December, 2002.




                               /s/ Andrew S. Jhawar
                               -----------------------------------------------
                               Andrew S. Jhawar